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Exhibit 23.1

Deloitte & Touche
Omar Hodge Building
Wickhams Cay 1
P.O. Box 3083
Road Town, Tortola
British Virgin Islands

December 14, 1998

The Board of Directors
Home Security International, Inc.
Level 7/77 Pacific Highway
North Sydney, New South Wales 2060
Australia

Dear Sirs:

As independent accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made as part of this Report on Form 8-K/A, and to the incorporation by reference in the registration statement on Form S-8 of Home Security International, Inc.

Yours faithfully

/s/ Deloitte & Touche